UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2019

BCB BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 30, 2019, BCB Bancorp, Inc. (the “Company”) amended and restated its Restated Certificate of Incorporation to amend Part (E), Section 5 of Article V; Part (F), Section 5 of Article V; and Part (I), Sections 2(c), 5 and 7 of Article 5, which set forth certain terms of the Series C 6.0% Noncumulative Perpetual Preferred Stock (the “Series C Preferred Stock”), the Series D 4.5% Noncumulative Perpetual Preferred Stock (the “Series D Preferred Stock”) and the Series G 6.0% Noncumulative Perpetual Preferred Stock (the “Series G Preferred Stock”).

The rights of the holders of the Series C Preferred Stock, Series D Preferred Stock and the Series G Preferred Stock were not changed by this amendment, and the Restated Certificate of Incorporation confirms the priority of the holders of the Series C Preferred Stock, the Series D Preferred Stock and the Series G Preferred Stock for the payments of dividends and liquidation rights as compared to the holders of the Company’s common stock. The Restated Certificate of Incorporation became effective on December 30, 2019. The Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is attached as part of this report.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: December 30, 2019	By:	/s/Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer